Exhibit 10.1

Equity Exchange Agreement

Effective Date: October 6, 2015

WHEREAS, Michael Hanson has agreed to surrender or return a total of 382,809 of common stock to the Company;

WHEREAS, in consideration of Michael Hanson surrendering or returning a total of 382,809 shares of common stock to the Company, the Board deems it advisable to issue Michael Hanson a warrant to purchase 756,618 shares of the Company’s common stock with an exercise price of $1.35 and be 100% vested on the grant date and have a 5 year term from the grant date to exercise such options. ;

NOW, THEREFORE, BE IT HEREBY RESOLVED, that the officers of the Company are authorized and execute and grant, on behalf of the Company, a warrant to purchase 756,618 share of the Company’s common stock in consideration of Michael Hanson surrendering or returning a total of 382,809 shares of the Company’s common stock.

RESOLVED FURTHER, that the officers of the Company are authorized and directed to execute and cause to be filed such consents to service of process, powers of attorney, applications, and other documents with any state authorities, and to take such other actions as the officers determine to be necessary or appropriate to register or qualify the securities of the Company, issued pursuant to any conversion or exercise of the Warrants, under applicable securities or Blue Sky laws;

RESOLVED FURTHER, that the officers of the Company are authorized and directed to take all such further actions, and to execute and deliver on behalf of the Company, such other agreements, instruments and documents and to pay such fees and expenses, as any of them may deem necessary, proper or advisable to give effect to, or otherwise in connection with, the foregoing resolutions; and

RESOLVED FURTHER, that any and all actions taken by the officers of the Company in connection with the foregoing and within the authority conferred therein is hereby acknowledged, approved, ratified and confirmed in all respects.

Holder:		Cachet Financial Solutions Inc.
a Minnesota corporation

By:	/s/ Michael J. Hanson	By:	/s/ Jeffrey C. Mack
	Michael J. Hanson		Jeffrey C. Mack
Chief Executive Officer

Cachet Financial Solutions, Inc.
a Delaware corporation

Jeffrey C. Mack
Chief Executive Officer